EXHIBIT 99.2
                                                                    ------------


                             FIRST AMENDMENT TO THE
                             NEXTWAVE WIRELESS, INC.
                     2007 NEW EMPLOYEE STOCK INCENTIVE PLAN

      WHEREAS, NextWave Wireless, Inc. (the "Company") maintains the NextWave Wireless, Inc. 2007 New Employee Stock Incentive Plan (the "Plan") to induce qualified persons not previously or recently employees or directors of the Company or any of its Affiliates to enter into employment with, or serve as non-employee directors of, the Company or an Affiliate; and

      WHEREAS, on June 10, 2007, the Compensation Committee of the Board of Directors of the Company (the "Committee") approved of this amendment to the Plan to increase the maximum aggregate number of Shares which may be subject to Awards issued under the Plan (this "Plan Amendment"); and

      WHEREAS, Section 7 of the Plan provides that the Committee may amend the Plan at any time, subject to requirements imposed by law or stock exchange requirements; and

      WHEREAS, pursuant to the Charter of the Compensation Committee, the Committee presented the desired Plan Amendment to the Board of Directors of the Company, which also approved the Plan Amendment on June 10, 2007.

      NOW, THEREFORE, in accordance with the foregoing, the Plan shall be amended as follows:

      1. Effective as of June 10, 2007, the first section of Section 4(a) of the Plan shall be amended in its entirety as follows:

            "Shares Available. Subject to adjustment as provided in Section 4(c), the number of Shares with respect to which Awards may be granted under the Plan shall be 5,000,000."

      IN WITNESS WHEREOF, and as evidence of the adoption of the Plan Amendment set forth herein, the Committee has caused this Amendment to be executed this 13th day of June, 2007.

                                    NEXTWAVE WIRELESS, INC.


                                    BY:  /s/  Frank A. Cassou
                                        ---------------------------------
                                    Name:   Frank A. Cassou
                                    Title:  Executive Vice President,Chief
                                            Legal Counsel and Secretary